UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2014, the Board of Directors of American National Bankshares Inc. reported the following director retirements:

(1)
Lester A. Hudson, Jr., age 74, will retire from the Board of Directors pursuant to American National's retirement policy for directors.  His retirement will be effective with the Annual Meeting of Shareholders, to be held May 20, 2014.  Dr. Hudson is eligible to become Director Emeritus, and the Board of Directors, upon recommendation from its Corporate Governance and Nominating Committee, intends to appoint Dr. Hudson as such for the period May 20, 2014 until May 18, 2015.

(2)
Martha W. Medley, age 57, has chosen to retire from the Board of Directors upon the expiration of her current term, effective with the Annual Meeting of Shareholders to be held May 20, 2014. Mrs. Medley will become a member of the Virginia State Advisory Board for American National Bank and Trust Company, the banking subsidiary of American National.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014                                                                                                                                                                             /s/ William W. Traynham
                                                                                                                                                                                                                     Senior Vice President and Chief Financial Officer